TRANSACTION STRUCTURE



Mortgagors
originate loans
amount financed
loan payments
Originator
Cenlar
Subservicer
Aggregates collections
purchase loans
loan purchase price
loan payments
Opteum Financial Services, LLC
Sponsor
Purchases or originates loans
Forms pool
Wells Fargo Bank, N.A.
Master Servicer
Receives monthly remittance from Subservicer
asset pool
net offering proceeds
net offering proceeds
Opteum Mortgage Acceptance Corporation
Depositor
Creates issuing entity
certificates
Bear, Stearns & Co. Inc. and UBS Securities LLC
Underwriters
Sell certificates to investors
offering proceeds
asset pool
certificates
HSBC Bank USA, National Association
Trustee and Supplemental Interest Trust Trustee
Represents investors interests
Calculates cashflows
Remits to investors
Opteum Mortgage Acceptance Corporation Trust 2006-1
Issuing entity
Holds pool
Issues certificates
monthly distributions
Monthly distributions/ Certain proceeds payable under the Yield Maintenance Agreement and/or Interest Rate Swap Agreement
Investors
certificates

FLOW OF FUNDS


Mortgagors
Sponsor
Insurance Proceeds or Liquidation Proceeds
Monthly Principal and Interest
Principal Prepayments
Repurchase Price
Servicer
Servicer's Protected Accounts
Servicing Fee
Master Servicer or Trustee
Advance
Reimbursement for Advance
Master Servicer Collection Account
Master Servicer's Fee (including Trustee, Securities Administrator, Paying Agent and Certificate Registrar's Fee
Available Funds
Distribution Accounts
1
$
2
$
Senior Certificates
Subordinate Certificates